                                                                    Exhibit 10.1


                STOCK REDEMPTION & WARRANT CANCELLATION AGREEMENT


         THIS STOCK REDEMPTION & WARRANT CANCELLATION AGREEMENT is effective as of May 7th, 2003 (the "Effective Date") by and between HealthGate Data Corp., a Delaware corporation ("HealthGate"), GE Capital Equity Investments, Inc., a _______ corporation ("GE Equity"), General Electric Company, a New York corporation ("GE"), and National Broadcasting Company, Inc., a Delaware corporation ("NBC"), as successor in interest to both NBC Internet, Inc. ("NBCi") and Snap! LLC ("Snap"). GE Equity, GE, and NBC are also referred to collectively as "Stockholders".

         WHEREAS, Stockholders own common stock (the "Shares") and warrants (the "Warrants") of HealthGate as set forth in ATTACHMENT A;

         WHEREAS, HealthGate has entered into a Settlement Agreement and Mutual Release dated February 21, 2001 with Development Specialists, Inc. ("DSI") as assignee for the benefit of creditors of Medical SelfCare, Inc. ("SelfCare"), pursuant to which DSI has agreed that HealthGate has an allowed general unsecured claim of $5,250,000 (the "Claim") against the assets of SelfCare (the "SelfCare Settlement Agreement");

         WHEREAS, Stockholders desire to transfer all Stockholders' Shares to HealthGate and cancel all Warrants in exchange for HealthGate's transfer of the Claim to NBC.

         NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by all parties hereto, the parties hereto agree as follows:

         1. PURCHASE AND SALE OF SHARES.

         (a) GE EQUITY SALE OF 835,485 SHARES. GE Equity hereby sells and HealthGate hereby purchases from GE Equity effective as of the Effective Date, 835,485 shares of common stock of HealthGate.

         (b) NBC SALE OF 193,539 SHARES. NBC, as successor in interest to NBCi, hereby sells and HealthGate hereby purchases from NBC effective as of the Effective Date, 193,539 shares of common stock of HealthGate.

         (c) NBC SALE OF 124,643 SHARES. NBC, as successor in interest to Snap, hereby sells and HealthGate hereby purchases from NBC effective as of the Effective Date, 124,643 shares of common stock of HealthGate.

         (d) SHARE CERTIFICATES AND STOCK POWERS. Each Stockholder shall promptly deliver or cause to be delivered to HealthGate the certificates representing all of the Shares of the Stock owned by the Stockholder and to be sold hereunder, with each such certificate duly endorsed in blank or accompanied by stock transfer powers duly executed in blank.

         (e) LOST SHARE CERTIFICATES. If a Stockholder cannot locate or otherwise does not promptly deliver certificates representing the Shares in accordance with the terms of this Agreement, HealthGate may, at its option, in addition to all other remedies it may have cancel on its books the certificate or certificates representing the Shares purchased by HealthGate, and thereupon all of such Stockholder's rights in and to such repurchased Shares shall terminate. Each Stockholder hereby grants HealthGate the authority to cancel the Shares in order to comply with the provisions of this Agreement. Additionally, Stockholders shall comply with HealthGate's stock transfer agent's procedures for lost stock certificates.

         2. CANCELLATION OF WARRANTS.

         (a) CANCELLATION OF GE WARRANT. GE hereby agrees that the Warrant No.1, dated June 17, 1999, issued and registered to GE for 396,600 shares of HealthGate common stock (such 396,600 shares represent a post-split adjustments to the original 1,369,200 pre-split shares set forth in said Warrant) is hereby cancelled without exercise. GE shall promptly deliver or cause to be delivered to HealthGate said originally executed Warrant marked "cancelled."

         (b) CANCELLATION OF NBCi WARRANT. NBC, as successor in interest to NBCi, hereby agrees that the Warrant to Purchase Common Stock of HealthGate Data Corp., dated March 22, 2001, issued and registered to NBCi for 66,666 shares of HealthGate common stock (such 66,666 shares represent a post-split adjustments to the original 200,000 pre-split shares set forth in said Warrant) is hereby cancelled without exercise. NBC shall promptly deliver or cause to be delivered to HealthGate said originally executed Warrant marked "cancelled."

         (c) LOST WARRANT CERTIFICATES. If a Stockholder cannot locate or otherwise does not promptly deliver certificates representing the Warrants in accordance with the terms of this Agreement, HealthGate may, at its option, in addition to all other remedies it may have cancel on its books the certificate or certificates representing the Warrants, and thereupon all of such Stockholder's rights in and to such Warrants shall terminate. Each Stockholder hereby grants HealthGate the authority to cancel the Warrants in order to comply with the provisions of this Agreement. Additionally, Stockholders shall comply with HealthGate's stock transfer agent's procedures for lost warrant certificates.

         3. PURCHASE PRICE AND PAYMENT. In consideration of the sale by Stockholders of the Shares and the cancellation of the Warrants, HealthGate hereby transfers to the Stockholders all its right, title and interest in HealthGate's $5,250,000 general, unsecured claim against the assets of SelfCare, as described in the SelfCare Settlement Agreement. All Stockholders hereby irrevocably instruct HealthGate to transfer such Claim directly to NBC by executing and delivering to NBC the Assignment of Claim in the form attached hereto as ATTACHMENT B.

         4. FURTHER ASSURANCES. At the request of any party hereto and without further consideration, each party shall execute and deliver further instruments of transfer and assignment (in addition to those delivered under Sections 1, 2 and 3) and take such other action as a party may reasonably request or require to more effectively (a) transfer and assign the Shares and the Claim and (b) cancel the Warrants.

         5. REPRESENTATIONS AND WARRANTIES BY EACH STOCKHOLDER AND HEALTHGATE. Each of the Stockholders and HealthGate hereby severally represents and warrants with respect to itself as follows:

         (a) It is duly organized and validly existing under the laws of the state of its organization.

         (b) It has been duly authorized to enter into this Agreement and to consummate the transactions contemplated herein.

         (c) This Agreement has been duly executed by it and is a valid and binding obligation of it, enforceable against it in accordance with its terms, except insofar as enforceability may be affected by bankruptcy, insolvency or similar laws affecting creditor's rights generally and the availability of any particular equitable remedy; without limiting the generality of the foregoing, NBC represents and warrants it is successor in interest to both NBCi and Snap and accordingly can execute this Agreement and transfer Shares and cancel Warrants on behalf of NBCi and Snap.

         (e) Neither the execution or delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof conflict with or will result in a breach or violation of or default under any of the terms, conditions or provisions of (i) its organizational documents or (ii) any agreement, order, judgment, decree, arbitration award, statute, regulation or instrument to which it is a party or by which it or its assets are bound.

         (f) It has such knowledge and experience in financial and business matters that it is and will be capable of evaluating the merits and risks of purchase and sale of the Shares, the cancellation of the Warrants and the value of the Claim.

         (g) It holds of record and owns beneficially the Shares and Warrants set forth beside its name on ATTACHMENT A hereto, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), taxes, security interests or other liens, encumbrances, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. It is not a party to (i) any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require it to sell, transfer, or otherwise dispose of any of the Shares or Warrants or (ii) any contract or commitment regarding rights to vote or rights to economic benefits with respect to the Shares or Warrants other than arrangements with affiliates (which arrangements with affiliates shall not prevent the consummation of the transactions described in this Agreement). Upon the consummation of the transactions contemplated by this Agreement, good title to all of the Shares owned by it, free and clear of all claims, liens, restrictions and encumbrances, shall have been transferred to HealthGate.

         (h) The Shares and Warrants listed on Attachment A represent all its equity interests in HealthGate and it has no options warrants or other rights to acquire any additional equity interests in HealthGate.

         (i) Except for any approval or consent heretofore obtained, no approval or consent by any person or entity is required in connection with the execution and delivery of this Agreement by such party or the performance of such party's obligations under this Agreement.

         6. ADDITIONAL REPRESENTATIONS AND WARRANTIES BY EACH STOCKHOLDER. Each of the Stockholders hereby severally represents and warrants with respect to itself as follows:

         (a) It acknowledges that HealthGate has advised it that (i) DSI, as assignee for the benefit of creditors, has no liquid assets, (ii) that any potential recovery on the Claim is speculative and (iii) HealthGate makes no representation or warranty concerning what recovery, if any, the Stockholders will receive on the transferred Claim.

         (b) It has carefully reviewed this Agreement and has had the opportunity to review HealthGate's filings with The U.S. Securities and Exchange Commission and otherwise make detailed inquiry concerning HealthGate and the Claim. The Purchaser acknowledges that it has had the opportunity to ask questions of and receive answers from HealthGate.


         7. REPRESENTATIONS AND WARRANTIES BY HEALTHGATE. HealthGate hereby represents and warrants with respect to itself as follows:

     (a) Subject to its disclosures in Section 6(a), above, it has no direct or indirect notice, knowledge or awareness of any reason by which the Claim is or may be impaired, disallowed (either in whole or in part), or otherwise subject to objection, setoff or reduction.

     (b) It has not taken any action or failed to take any action which has or may cause the Claim to be impaired, disallowed (either in whole or in part), or otherwise subject to objection, setoff or reduction.

     (c) It has no direct or indirect knowledge or awareness of any outstanding unpaid claim against SelfCare's assets of higher priority than the Claim. To the best of its knowledge, the Claim represents approximately 38% of the unpaid general unsecured claims outstanding against SelfCare's assets.

     (d) It has no notice or knowledge of any fact or circumstance affecting the accuracy of the information contained in records, correspondence, memoranda or other documents provided by HealthGate to the Stockholders to date, including without limitation, the May 5, 2001 report by DSI to the creditors of SelfCare, a true and accurate copy of which has been provided by HealthGate to the Stockholders.

     (e) It is able to assign and transfer the Claim to NBC, free and clear of any restrictions on transfer, taxes, security interests or other liens, encumbrances, adverse equities, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. It is not a party to any option, right, contract or commitment (other than this Agreement) that could require it to sell, assign, transfer, or otherwise dispose of the Claim. Upon the consummation of the transactions contemplated by this Agreement, the Claim, free and clear of all claims, liens, restrictions, adverse equities and encumbrances, shall have been transferred to NBC.

     (f) Each of (i) the Amended and Restated Stockholders Agreement, dated as of April 7, 1999 among HealthGate and its stockholders and (ii) the lock-up agreements executed by each of HealthGate's stockholders in connection with HealthGate's IPO has been terminated and is no longer in effect.


         8. HealthGate agrees that within 5 business days following the execution of this agreement, it will provide to NBC, care of its counsel, copies of all non-privileged records, correspondence, memoranda and other documents in its or its counsel's possession relating to the Claim, including, but not limited to, all non-privileged documents reflecting communications from DSI to HealthGate and/or other SelfCare creditors.

         9. MISCELLANEOUS.

         (a) COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         (b) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties and their respective administrators, successors, trustees, legal representatives and assigns.

         (c) ENTIRE AGREEMENT. This instrument contains the entire agreement of the parties as to the matters covered within, and there are no representations, covenants or other agreements except as stated or referred to herein. This Agreement shall not be changed or modified, in whole or in part, except by supplemental agreement signed by the parties.

         (d) APPLICABLE LAW; VENUE. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State applicable to contracts made and to be performed wholly within said State without regard to the conflict of law principles thereof. The parties hereto irrevocably (i) waive any and all rights to trial by jury in any proceeding arising out of or related to this Agreement and (ii) consent to and submit to the jurisdiction of the federal and state courts located in Massachusetts and New York.

         (e) SEC FILINGS. Stockholders acknowledge the transfer of Shares and cancellation of Warrants hereunder could, without limitation, require one or more of the Stockholders to file with the U.S. Securities and Exchange Commission a Form 4 and an amendment to Schedule 13D/13G.

         (f) PRESS RELEASE. None of the parties, nor any of their respective officers, directors, employees, or affiliated entities over which such party holds management control shall publish any press release, make any other public announcement or otherwise communicate with any news media concerning this Agreement or the transactions contemplated hereby; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with governmental authorities, including without limitation, the FCC, the SEC or securities exchanges as may, in its judgment, be required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated herein or by law or the rules and regulations of any securities exchange; provided further, however, that the HealthGate shall provide the Stockholders with a reasonable opportunity to review and comment on any filings with the SEC prior to filing. HealthGate has previously supplied Stockholders a draft of its Form 8-K that HealthGate intends to file promptly following the closing of this transaction.

         (g) CAPTIONS. The heading, titles or captions of the sections of this Agreement and the Attachments hereto are inserted only to facilitate reference, and they shall not define, limit, extend or describe the scope or intent of this Agreement or any provision hereof or any Attachment, and they shall not constitute a part hereof or affect the meaning or interpretation of this Agreement or any part hereof.

         (h) PARTIES IN INTEREST. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any person other than the parties to it and their respective successors and assigns. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement. No provision of this Agreement shall give any third persons any right of subrogation or action over or against any party to this Agreement.

         (i) SURVIVAL OF REPRESENTATIONS; NO OTHER REPRESENTATIONS OR WARRANTIES. All representations, warranties and agreements made herein by the parties hereto shall survive the date first set forth above and any investigations made by or on behalf of the parties. Except for the representations and warranties contained in Sections 5, 6 and 7, neither party makes any other or further representations or warranties or agreements of any sort whatsoever.

         (j) SEVERABILITY. If any term or provision of this Agreement, as applied to either party or to any circumstance, is declared by a court of competent jurisdiction to be illegal, unenforceable or void in any situation and in any jurisdiction, such determination shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending provision in any other situation or in any other jurisdiction.

                         [SIGNATURES ON FOLLOWING PAGE]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 7th day of May 2003.


                                       HealthGate Data Corp.


                                       By: /s/ William S. Reece
                                           --------------------------------
                                           William S. Reece
                                           Chairman & CEO


                                       GE Capital Equity Investments, Inc.


                                       By: [illegible]
                                           --------------------------------


                                       General Electric Company


                                       By: /s/ Michael Jones
                                           --------------------------------
                                           GM, Business Development


                                       National Broadcasting Company, Inc.,
                                       as successor in interest to
                                       NBC Internet, Inc.


                                       By: /s/ Mark Vachon
                                           --------------------------------
                                           Executive Vice President


                                       National Broadcasting Company, Inc.,
                                       as successor in interest
                                       to Snap! LLC


                                       By: /s/ Mark Vachon
                                           -------------------------------
                                           Executive Vice President


ATTACHMENTS

Attachment A - Ownership of Shares and Warrants
Attachment B - Form of Claim Assignment

                                  ATTACHMENT A

          GE and Affiliates Ownership of HealthGate Stock and Warrants

                                                   SHARES     WARRANTS
GE Capital Equity Investments, Inc. (10026)         835,485          0
General Electric Company                                  0    396,600
NBC Internet, Inc. (10038)                          193,539     66,666
Snap, LLC. (10029)                                  124,643*         0
                                                  ---------  ---------
                                                  1,153,667    463,266  Total Shares and Warrants: 1,616,933

         * Note: SNAP holds a certificate for 373,924 pre-split shares.

                                  ATTACHMENT B

                     ASSIGNMENT OF GENERAL, UNSECURED CLAIM

         For good and valuable consideration, the receipt of which is hereby acknowledged, HealthGate Data Corp., a Delaware corporation ("HealthGate"), hereby transfers and assigns to National Broadcasting Company, Inc., a Delaware corporation, all right, title and interest to HealthGate's general, unsecured claim against the assets of Medical SelfCare, Inc. ("SelfCare") in the amount of FIVE MILLION TWO HUNDRED FIFTY THOUSAND ($5,250,000) DOLLARS (the "Claim").

         Such Claim is established and allowed by, and further described in, the Settlement Agreement and Mutual Release dated February 21, 2001 by and between Development Specialists, Inc. ("DSI"), as assignee for the benefit of creditors of SelfCare, and HealthGate.

         IN WITNESS WHEREOF, the undersigned has caused this Assignment to be executed on this 7th day of May 2003.

                                              HealthGate Data Corp.


                                              By:    /s/ William S. Reece
                                                     -----------------------
                                              Name:  William S. Reece
                                                     -----------------------
                                              Title: Chairman & CEO
                                                     -----------------------